Exhibit 99.1

Alimera Sciences Announces First Quarter 2016 Financial Results

•	First quarter revenue improved 49% compared to first quarter 2015 due to increasing ILUVIEN sales in the U.S.

•	Record benefit investigations in the first quarter indicate increasing physician demand

•	Over 5,000 eyes treated with ILUVIEN in four primary markets

•	Alimera to host conference call on May 5, 2016 at 10:00 AM ET

ATLANTA, MAY 4, 2016 /GLOBENEWSWIRE/ -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced top-line financial results for the quarter ended March 31, 2016.
First Quarter 2016 Financial Results
"In the U.S. we were pleased to see a record month for ILUVIEN sales in March as well as almost twice as many first quarter benefit investigations as seen in the prior quarter," said Dan Myers, Alimera’s Chief Executive Officer. "We believe this is a sign of the increasing demand for ILUVIEN® in the U.S. and indicates that physicians are adopting ILUVIEN into their treatment regimens. Furthermore, we have now surpassed 5,000 eyes treated with ILUVIEN in the four countries in which we are commercialized."
Consolidated net revenue increased by approximately $1.9 million, or 49%, to approximately $5.8 million for the three months ended March 31, 2016, compared to net revenue of approximately $3.9 million for the three months ended March 31, 2015. The increase was primarily driven by higher sales of ILUVIEN in the U.S. following its launch in the U.S. during the first quarter of 2015.
U.S. net revenue was up 71% to $4.1 million in the first quarter of 2016, compared to $2.4 million in the first quarter of 2015.
International net revenue increased by approximately $200,000, or 13%, to approximately $1.7 million for the three months ended March 31, 2016, compared to approximately $1.5 million for the three months ended March 31, 2015. The increase was primarily attributable to increased sales in Germany and Portugal compared to the first quarter of 2015, offset by lower sales in the UK.
Consolidated gross profit increased by $1.7 million, or 46%, to approximately $5.4 million for three months ended March 31, 2016, compared to approximately $3.7 million for the three months ended March 31, 2015. Gross margin was 93% for the three months ended March 31, 2016 and March 31 2015.
Consolidated research, development and medical affairs expenses for the first quarter of 2016 decreased to approximately $3.0 million, compared to approximately $3.3 million during the first quarter of 2015. The decrease was primarily attributable to approximately $310,000 in state research and development tax credits used to offset payroll taxes and a reduction of $130,000 for U.S. compliance costs associated with the launch of ILUVIEN in U.S. in the first quarter of 2015.
Consolidated general and administrative expenses for the first quarter of 2016 decreased to $3.4 million, compared to $3.6 million for the first quarter of 2015. The decrease was primarily attributable to a reduction in professional and legal fees of $160,000 due to the addition of in-house counsel in the second quarter of 2015.
Consolidated sales and marketing expenses remained flat at $7.1 million for the three months ended March 31, 2016 and March 31, 2015.
Alimera's GAAP net loss applicable to common stockholders for the three months ended March 31, 2016 was approximately $11.1 million, compared to approximately $9.8 million for the three months ended March 31, 2015. GAAP basic and diluted net loss per share for the first quarter of 2016 was $(0.25) per share on 45,005,833 weighted average shares outstanding, compared with GAAP basic and diluted net loss per share of $(0.22) per share on 44,347,639 weighted average shares outstanding during the first quarter of 2015. The GAAP net loss attributable to common stockholders and GAAP basic and diluted net loss per share were affected by certain non-cash items, including loss on the early extinguishment of debt, unrealized foreign currency gains and losses, changes in the fair value of a derivative warrant liability and reserves for potential inventory expiration.
Non-GAAP adjusted net loss attributable to common stockholders for the three months ended March 31, 2016 was approximately $10.1 million, compared to a non-GAAP adjusted net loss attributable to common stockholders for the three months ended March 31, 2015 of approximately $12.2 million. Non-GAAP adjusted basic and diluted loss per share for the three months ended March 31, 2016 and 2015 were $(0.22) per share and $(0.27) per share, respectively. Net loss for basic and diluted weighted average shares outstanding attributable to common stockholders per share and non-GAAP adjusted net loss attributable to common stockholders per share were based on 45,005,833 weighted average shares outstanding for the three months ended March 31, 2016 and 44,347,639 weighted average shares outstanding for the three months ended March 31, 2015.
Reconciliations of GAAP cost of goods sold to non-GAAP adjusted cost of goods sold, GAAP gross profit to non-GAAP adjusted gross profit, GAAP net loss attributable to common stockholders to non-GAAP adjusted net loss attributable to common stockholders and GAAP net loss per share to non-GAAP adjusted basic and diluted loss per share are included below in the table titled "Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures."
As of March 31, 2016, Alimera had cash and cash equivalents of $23.9 million. Due to less than expected sales of ILUVIEN in January and February of 2016, Alimera did not achieve compliance with the revenue covenants of its debt facility with Hercules Capital, Inc. (Hercules). As a result, Alimera and Hercules entered into an amendment to the debt facility to waive the covenant violation and amend certain terms of the facility in March of 2016. Alimera is currently pursuing alternative or additional debt financing which it anticipates completing prior to the end of the second quarter of 2016.
Conference Call to be Held May 5, 2016
A conference call will be hosted by Dan Myers, Chief Executive Officer and Rick Eiswirth, President and Chief Financial Officer to discuss the results and provide commercial and other business updates. The call will be held at 10:00 AM ET, on May 5, 2016. Please refer to the information below for conference call dial-in information and webcast registration.
Conference date: May 5, 2016, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences First Quarter 2016 Results Call Webcast Registration: Click Here

Following the live call, a replay will be available on Alimera's website, www.alimerasciences.com, under "Investor Relations."
About Alimera Sciences, Inc.
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in aging populations.
Alimera's commitment to retina specialists and their patients is manifest in its product and in its development portfolio designed to treat early- and late-stage diseases. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measures
Alimera believes the metrics non-GAAP adjust cost of goods sold, non-GAAP adjusted gross profit, non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted basic and diluted loss per share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share exclude certain non-cash items. These non-GAAP metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for net loss attributable to common stockholders or net loss per share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash items which management believes are not reflective of Alimera's operating results. These non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.
Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, market acceptance of ILUVIEN and the opportunity for further growth in 2016 for ILUVIEN. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, Alimera's ability to close on additional or alternative debt financing by the end of the second quarter of 2016, Alimera failing to meet its financial covenants under its amended loan facility with Hercules Capital, Inc., which could materially affect Alimera’s commercialization of ILUVIEN, market acceptance of ILUVIEN in the U.S. and Europe, including physicians' ability to obtain reimbursement and seasonality, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2015 which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera's Quarterly Report on Form 10-Q for the period ended March 31, 2016, to be filed with the SEC in the second quarter of 2016. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera.
Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
COCKRELL GROUP
877.889.1972
investorrelations@cg.capital
cg.capital

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
NET REVENUE	$5,801	$3,938
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(378)	(283)
GROSS PROFIT	5,423	3,655

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,020	3,329
GENERAL AND ADMINISTRATIVE EXPENSES	3,395	3,619
SALES AND MARKETING EXPENSES	7,109	7,129
DEPRECIATION AND AMORTIZATION	689	572
OPERATING EXPENSES	14,213	14,649
NET LOSS FROM OPERATIONS	(8,790)	(10,994)

INTEREST EXPENSE AND OTHER	(1,335)	(1,122)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS)	34	(114)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	(2,564)	—
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	1,519	2,506
NET LOSS BEFORE TAXES	(11,136)	(9,724)
PROVISION FOR TAXES	(9)	(69)
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(11,145)	$(9,793)
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS — Basic and diluted	$(0.25)	$(0.22)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	45,005,833	44,347,639

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$23,940	$31,075
Restricted cash	39	37
Accounts receivable, net	9,078	9,799
Prepaid expenses and other current assets	2,796	2,696
Inventory, net	1,359	1,552
Total current assets	37,212	45,159
NON-CURRENT ASSETS:
Property and equipment, net	2,489	2,553
Intangible asset, net	22,066	22,549
Deferred tax asset, net	233	223
TOTAL ASSETS	$62,000	$70,484

CURRENT LIABILITIES:
Accounts payable	$3,894	$4,002
Accrued expenses	4,635	3,911
Note payable, net of discount	33,631	31,786
Capital lease obligations	248	234
Total current liabilities	42,408	39,933
NON-CURRENT LIABILITIES:
Derivative warrant liability	1,296	2,815
Capital lease obligations — less current portion	561	582
Other non-current liabilities	842	834
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock
Series A Convertible Preferred Stock	19,227	19,227
Series B Convertible Preferred Stock	49,568	49,568
Common stock	450	450
Additional paid-in capital	300,672	299,376
Common stock warrants	3,049	2,747
Accumulated deficit	(355,044)	(343,900)
Accumulated other comprehensive loss	(1,029)	(1,148)
TOTAL STOCKHOLDERS’ EQUITY	16,893	26,320
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,000	$70,484

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
GAAP COST OF GOODS SOLD	$(378)	$(283)
Adjustments to costs of goods sold:
Reserve for potential product expiration	50	3
NON-GAAP ADJUSTED COST OF GOODS SOLD	$(328)	$(280)

GAAP GROSS PROFIT	$5,423	$3,655
Adjustments to gross profit:
Reserve for potential product expiration	50	3
NON-GAAP ADJUSTED GROSS PROFIT	$5,473	$3,658

GAAP NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,145)	$(9,793)
Adjustments to net loss:
Unrealized foreign currency loss (gain), net	(34)	114
Loss on early extinguishment of debt	2,564	—
Change in fair value of derivative warrant liability	(1,519)	(2,506)
Reserve for potential product expiration	50	3
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,084)	$(12,182)

GAAP NET LOSS PER SHARE - Basic and diluted	$(0.25)	$(0.22)
Adjustments to net loss:
Unrealized foreign currency loss (gain), net	—	—
Loss on early extinguishment of debt	0.06	—
Change in fair value of derivative warrant liability	(0.03)	(0.05)
Reserve for potential product expiration	—	—
NON-GAAP ADJUSTED NET LOSS PER SHARE - Basic and diluted	$(0.22)	$(0.27)

WEIGHTED AVERAGE SHARES OUTSTANDING - Basic and diluted	45,005,833	44,347,639

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(in thousands)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	U.S.	International	Consolidated	U.S.	International	Consolidated
	(Unaudited)
NET REVENUE	$4,119	$1,682	$5,801	$2,443	$1,495	$3,938
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(222)	(156)	(378)	(138)	(145)	(283)
GROSS PROFIT	3,897	1,526	5,423	2,305	1,350	3,655

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,639	1,381	3,020	1,379	1,950	3,329
GENERAL AND ADMINISTRATIVE EXPENSES	2,014	1,381	3,395	2,188	1,431	3,619
SALES AND MARKETING EXPENSES	5,552	1,557	7,109	4,880	2,249	7,129
DEPRECIATION AND AMORTIZATION	668	21	689	558	14	572
OPERATING EXPENSES	9,873	4,340	14,213	9,005	5,644	14,649
NET LOSS FROM OPERATIONS	(5,976)	(2,814)	(8,790)	(6,700)	(4,294)	(10,994)
OTHER INCOME AND EXPENSES, NET			(2,346)			1,270
NET LOSS BEFORE TAXES			$(11,136)			$(9,724)